Exhibit 10.4

May 27, 2022

Mr. Lui Wang Yip Darren

Present

Dear Darren,

Re: New Appointment as Chief Executive Officer

We refer to the employment contract entered into between the Company and you dated September 25, 2017 and hereby inform you in writing, effective June 1, 2022, you will be appointed as Chief Executive Officer of Aptorum Group Limited (“the Group”) whereas all other current employment terms and conditions remain unchanged.

Starting from June 1, 2022, your job title of President will be released and you will be redesignated as CEO and Executive Director of the Group.

Thank you for your utmost efforts and contributions to the Group throughout the past years and wish you success in your new assignment.

Kindly signify your understanding and acceptance of the new appointment by signing and returning the duplicate of this letter to the Company.

Yours truly,

APTUS MANAGEMENT LIMITED

(A member of Aptorum Group)

/s/ Clark Cheng

Clark Cheng

Director

I understand and accept the aforesaid new appointment and hereby acknowledge receipt of the copy of this letter.

/s/ Lui Wang Yip Darren
Lui Wang Yip Darren
HKID No.
Date:

Unit 232, Building 12W, Hong Kong Science Park, N.T., Hong Kong

T: (852) 3953 7700 • F: (852) 3953 7711